Exhibit 5.2

Akerman LLP Three Brickell City Centre 98 Southeast Seventh Street Suite 1100 Miami, FL 33131 T: 305 374 5600 F: 305 374 5095

August 24, 2023

Dycom Industries, Inc.

Dycom Investments, Inc.

11780 U.S. Highway 1, Suite 600

Palm Beach Gardens, Florida 33408

Re: Form S-3ASR Shelf Registration Statement

Ladies and Gentlemen:

We have acted as special Florida counsel to Dycom Industries, Inc., a Florida corporation (the “Company”), in connection with the proposed issuance and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of its common stock, $0.33 1/3 par value per share (the “Common Stock”), and (ii) shares of its preferred stock, $1.00 par value per share (the “Preferred Stock” and together with the Common Stock, the “Equity Securities”). The Equity Securities may be issued and sold by the Company pursuant to the well-known seasoned issuer shelf registration statement on Form S-3ASR (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 24, 2023.

We have also acted as special Florida counsel to the Company, Trawick Construction Company, LLC, a Florida limited liability company (“Trawick”), and Bigham Cable Construction, Inc., a Florida corporation (“Bigham”, together with the Company and Trawick, the “Florida Guarantors”), in connection with the preparation and filing by the Company, Dycom Investments, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Dycom Investments”), and certain other subsidiaries of the Company (collectively, the “Subsidiaries,” and, together with the Florida Guarantors and Dycom Investments, the “Registrants”) of the Registration Statement relating to the issuance and offering, from time to time, of, among other securities and instruments, (1) debt securities of the Company (the “Company Debt Securities”), (2) debt securities of Dycom Investments (the “Subsidiary Debt Securities” and, together with the Company Debt Securities, the “Debt Securities”) and (iii) guarantees of the Debt Securities (the “Guarantees”) by one or more of the Registrants (each a “Guarantor”) and, collectively, the “Guarantors”), including, without limitation, the Guarantees pursuant to which the Florida Guarantors will be Guarantors (the “Debt Guarantees”). Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), the Company and Dycom Investments propose to register the Debt Securities under the Securities Act as set forth in the Registration Statement and to be issued pursuant to one or more Indentures among the Company or Dycom Investments, respectively, the Guarantors, if any, and the trustee parties thereto, forms of which were filed with the Commission as exhibits to the Registrants’ registration statement on Form S-3/A on May 18, 2011 and are incorporated by reference as exhibits to the Registration Statement (the “Indentures”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined such corporate records, documents, and instruments of the Company, Trawick, Bigham and public officials and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity to originals of all items submitted to us as copies. We have also reviewed originals or copies of the following documents:

akerman.com

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

(1)                the Registration Statement and the Prospectus;

(2)                the Indentures;

(3)                the Articles of Incorporation of the Company, as presently in effect;

(4)                the By-Laws of the Company, as presently in effect;

(5)                the Articles of Organization of Trawick, as presently in effect;

(6)                the Operating Agreement of Trawick, as presently in effect;

(7)                the Articles of Incorporation of Bigham, as presently in effect;

(8)                the By-Laws of the Bigham, as presently in effect;

(9)	Certificates of Status issued by the Secretary of State of the State of Florida with respect to the Company, Trawick and Bigham;
(10)	certain resolutions adopted by the Board of Directors of each of the Company, Trawick and Bigham relating to the Registration Statement and related matters; and
(11)	Secretary’s Certificates of the Company, Trawick and Bigham relating to the Registration Statement and related matters.

Based upon and subject to the foregoing, and subject to the qualifications set forth below, it is our opinion that:

(1)	The Company has been incorporated under the Florida Business Corporation Act and, based solely on our review of the certificate of status obtained from the Secretary of State of the State of Florida with respect to the Company, its status is active.
(2)	When, as, and if shares of Common Stock have been duly authorized by appropriate corporate action, issued and delivered against payment to the Company of the purchase price of such shares of Common Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
(3)	When, as, and if shares of Preferred Stock have been duly authorized by appropriate corporate action (including the filing of any required amendment to the Company’s articles of incorporation designating the rights, preferences and limitations of the shares of Preferred Stock), issued and delivered against payment to the Company of the purchase price of such shares of Preferred Stock, all as contemplated by the Registration Statement and the prospectus supplement relating thereto and in accordance with the applicable underwriting agreement, purchase or other agreement, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.
(4)	Trawick has been formed under the Florida Limited Liability Company Act and, based solely on our review of the certificate of status obtained from the Secretary of State of the State of Florida with respect to Trawick, its status is active.

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

(5)	Bigham has been incorporated under the Florida Business Corporation Act and, based solely on our review of the certificate of status obtained from the Secretary of State of the State of Florida with respect to Bigham, its status is active.
(6)	The Company has the corporate power and capacity to issue the Company Debt Securities and guarantee the Subsidiary Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Company Debt Securities and the Debt Guarantees.
(7)	Trawick has the limited liability company capacity and power to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Debt Guarantees.
(8)	Bigham has the corporate power and capacity to guarantee the Debt Securities pursuant to the terms of the Indentures and perform its obligations under the Debt Guarantees.
(9)	The Debt Securities and Debt Guarantees, upon being duly authorized by all necessary corporate and/or limited liability company action (as the case may be), executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by the Company and each Florida Guarantor, as applicable.

Each of our opinions expressed herein is also subject to the following qualifications and exceptions: (a) except to the extent encompassed by an opinion set forth above with respect to the Company, the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to any agreement with any law, regulation or order applicable to it, or (ii) the legal or regulatory status or the nature of the business of any such party; and (b) our opinion is based upon current statutes, rules, regulations, and cases, and we assume no obligation to update or supplement this opinion if such statutes, rules, regulations, or cases change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly so stated. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement or the Prospectus, other than as expressly stated herein..

In rendering the opinions expressed in 2 and 3 above, we have further assumed that (i) the Equity Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto and such price will not be less than the par value of the Common Stock or Preferred Stock, as applicable, (ii) the Company will authorize the offering and issuance of the Equity Securities and will authorize, execute and deliver any and all documents contemplated thereby or by the Registration Statement or any applicable prospectus supplement relating thereto, and will take any other appropriate additional corporate action with respect thereto, (iii) the Company will sell and issue the Equity Securities in compliance with applicable federal and state securities laws and in accordance with the manner described in the Registration Statement, Prospectus and the applicable prospectus supplement; (iv) certificates, if required, representing the Equity Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned and (v) a sufficient number of shares will be authorized and available for issuance.

In addition, in rendering the opinions set forth above, we have relied, without investigation, on each of the following assumptions: (a) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original, the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (b) the legal existence of each party to the Registration Statement other than the Company, Trawick and Bigham; (c) the entity power of each party to the Registration Statement (other than the Company, Trawick and Bigham) to execute, deliver and perform its obligations under the Registration Statement or Prospectus and to do each other act done or to be done by such party; (d) the authorization, execution and delivery by each party (other than the Company, Trawick and Bigham) of each document executed and delivered or to be executed and delivered in connection with the Registration Statement by such party; (e) a prospectus supplement will have been filed with the Commission describing the Equity Securities or Debt Guarantees offered thereby, as applicable; and (f) as to matters of fact, the truthfulness of the representations made in the Registration Statement and Prospectus and in the certificates of public officials and officers of the Company, Trawick and Bigham.

Dycom Industries, Inc.

Dycom Investments, Inc.

August 24, 2023

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America, as in effect on the date hereof.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and, except as set forth below, may not be relied upon for any other purpose without our prior written consent in each instance.  Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.  Notwithstanding the foregoing, the law firm of Shearman & Sterling LLP may rely upon this opinion letter in connection with the opinion letter to be submitted by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement referred to above.  We also consent to the use of our name in the related prospectus and prospectus supplement under the heading “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ AKERMAN LLP